Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the Quarter ended September 30, 2008 (the “Report”) of Thomasville Bancshares, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, the undersigned officer of the Registrant hereby certifies, to the best of his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: November 14, 2008

By:	/s/ Stephen H. Cheney
Stephen H. Cheney
President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)